SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)  March 29, 2009

China Shoe Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-139910	20-2234410
(State or other jurisdiction	(Commission File number)	(IRS Employer
of incorporation or organization)		Identification No.)

488 Wai Qingsong Road
Waigang, Jiading District, Shanghai, People’s Republic of China 201800
(Address of principal executive offices) (Zip Code)

011-86-21-59587756
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

On March 29, 2009, China Shoe Holdings, Inc. (the “Company”) served a Termination Notice to Chinaone Investment Limited, a Republic of Seychelles corporation (“Chinaone”) pursuant to Clause 6.1 of the Agreement for Share Exchange signed by and among the Company, Chinaone, and the shareholders of Chinaone dated December 22, 2008 (“ASE”) to terminate the ASE.

On March 31, 2009, the Company entered into a Share Exchange Agreement (the “Agreement”) by and among (1) Extra Ease Limited (“Extra Ease”), (2) Eatware Intellectual Properties Limited (“EWIP”), (3) China Shoe Holdings, Inc., a Nevada corporation (the “Company”), and (4) the Shareholders of Extra Ease and EWIP (collectively “the Shareholders”).

Pursuant to the Agreement, the Company agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the issued and outstanding shares of common stock of Extra Ease and EWIP.  Consideration to be issued by the Company shall be a total of 1,871,313,946 shares of its common stock, to be issued at par value, in which 121,313,946 to be issued to the shareholder of Extra Ease or its designee/designees (the “Extra Ease Exchange Shares”) in exchange for 10,000 shares of Extra Ease, representing 100% of the issued and outstanding common stock of Extra Ease, and in which 1,750,000,000 to be issued to the shareholders of EWIP or their designee/designees (the “EWIP Exchange shares”) in exchange for 50,000 shares of EWIP, representing 100% of the issued and outstanding common stock of EWIP.  Immediately following completion of the share exchange transaction through issuance of the Extra Ease Exchange Shares and the EWIP Exchange Shares respectively, the Company shall have a total of 1,990,759,517 shares of its common stock issued and outstanding.

As a result, upon the closing under the Agreement, the Company will acquire the business and operations of Extra Ease and EWIP, and the Company’s principal business activities will be to engage in the business of licensing the companies’ technology, intellectual properties and trademarks, marketing and trading of environmentally safe food packaging products and additives, thereby establishing itself as a leading brand of high quality bio-based food packaging products.  Moving forward, our business will be conducted through these two companies and their subsidiaries.  Extra Ease has a wholly owned subsidiary ie Eatware Global Corporation (“EGC”) and EGC owned 100% of (i)Rongbao (Nantong) Environmental Co., Ltd., (ii)Eatware Assets Management Limited, (iii)Eatware International Limited, and (iv)Eatware Fareast Limited.

Management believes that execution of the aforesaid transaction is in the best interests of the Company and its shareholders.  Also, the Company agrees to dispose of its present shoe manufacturing and marketing operations upon closing.

The foregoing does not constitute a full statement of the terms of the Agreement which is being filed as an exhibit to this report. Reference is made to such exhibits for a full description of the rights and obligations of the parties under those agreements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

Exhibit No.	Description

10.1	Agreement for Share Exchange, dated as of March 31, 2009, by and among Extra Ease Limited, Eatware Intellectual Properties Limited, the Company, and the shareholders of Extra Ease and EWIP

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shoe Holdings, Inc.

Dated: March 31, 2009	By:	/s/ Gu Xianzhong

Name: Gu Xianzhong

Title: President